Exhibit 10.2

ACETO CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT Award Agreement (the “Agreement”) is entered into effective as of the date set forth in Exhibit A hereto (the “Date of Grant”) by and between Aceto Corporation, a New York corporation (the “Company”), and the individual named in Exhibit A (the “Grantee”).

WHEREAS, the Company desires to provide the Grantee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company is entering into this Agreement to award the Grantee a restricted stock unit award (the “Award”) with respect to the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Aceto Corporation 2015 Equity Participation Plan (the “Plan”) and on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Award. The Company hereby grants the Grantee the number of Restricted Stock Units (each an “RSU,” and collectively the “RSUs”) set forth in Exhibit A. This Award is made subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

2.           Vesting. The Award shall be subject to the vesting conditions set forth in Exhibit A. Subject to the terms of the Plan, this Agreement, and Applicable Law, each RSU shall automatically convert into one share of Common Stock, on the date that it becomes vested. Subject to the terms of this Agreement, the Grantee shall forfeit the RSUs to the extent that the Grantee does not satisfy the applicable vesting requirements set forth in Exhibit A.

3.           Dividends. Until the RSUs convert into shares of Common Stock in accordance with Section 2 above, on each date on which the Company pays a cash dividend to holders of its Common Stock (each, a “Dividend Payment Date”), the Company shall accrue on the Grantee’s behalf an amount in cash determined by multiplying (A) the total number of RSUs outstanding pursuant to this Agreement immediately prior to the Dividend Payment Date, by (B) the per-share dollar amount of the dividend paid on such date. Any such accrued amount shall be subject to the terms and conditions (including, without limitation, the vesting and forfeiture conditions) of this Agreement and the Plan, and shall be paid, if at all, in cash (without interest) on the date(s) of vesting of the RSUs to which such amounts relate.

4.           Termination of Service. In the event the Grantee incurs a Termination of Service, the effect of such Termination of Service on the RSUs shall be determined in accordance with Section 15(b)(ii) of the Plan; provided, however, that no Termination of Service shall be due to Retirement unless the Grantee has been continuously employed or engaged in the provision of services to the Company or a parent or subsidiary of the Company for a minimum of five (5) years as of the date of such Termination of Service and any unvested RSUs shall vest pro rata based upon the percentage of the year the Grantee worked in the year in which such Termination of Service due to Retirement occurs (or, if such RSUs are performance-based, on a pro-rata basis based upon performance through the calendar quarter immediately preceding the date of such Termination of Service due to Retirement).

5.           Transfer Restrictions. Except as otherwise expressly provided in this Agreement, prior to the vesting of any RSUs, the Grantee shall not be deemed to have any ownership or stockholder rights (including, without limitation, voting rights and rights to dividends or dividend equivalents) with respect to such unvested RSUs, nor may the Grantee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested RSUs.

6.           Withholding Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from amounts payable to the Grantee, as compensation or otherwise, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Grantee’s share of applicable employment withholding taxes.

7.           Grantee Representations. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

8.           No Right to Employment or Service; Covenants Agreement. Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right of continuing employment or service with the Company. This Award shall be forfeited in the event that, at any time prior to the vesting of the RSUs granted hereunder, the Grantee breaches in any material respect any agreement between the Grantee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Grantee.

9.           Investment Purpose. The Grantee represents and warrants that unless the shares of Common Stock underlying the RSUs (the “Subject Shares”) are registered under the Securities Act, any and all Subject Shares acquired by the Grantee under this Agreement will be acquired for investment for the Grantee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Subject Shares within the meaning of the Securities Act. The Grantee agrees not to sell, transfer or otherwise dispose of such Subject Shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

10.         Securities Law Restrictions. Regardless of whether the offering and sale of Subject Shares pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Subject Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

11.         Governing Law. This Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

12.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan.

13.         Opportunity for Review. Grantee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

14.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Grantee and may not be assigned by the Grantee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

15.         Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee.

16.         Other Plans. No amounts of income received by the Grantee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or any parent or Subsidiary, unless otherwise expressly provided in such plan.

17.         Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”). To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment. In no event may the Grantee, directly or indirectly, designate the calendar year of payment. In no event shall the Committee, the Board, or the Company (or their respective employees, officers or directors) have any liability to the Grantee (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A. Although the parties endeavor to have this Agreement comply with the requirements of Section 409A, there is no guarantee that the Grantee will not be subjected to the payment of any tax or interest under Section 409A, and the Grantee shall not have any right to indemnification with respect thereto.

18.         Consent to Jurisdiction. For all matters arising directly or indirectly from this Agreement or the Plan, the Company and the Grantee each (i) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts located in New York City, New York, and the Company and the Grantee hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to this Agreement or the Plan; provided that a party to this agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (ii) irrevocably waive, to the fullest extent permitted by law, any objection that either party may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) covenants that they will not, directly or indirectly, commence any Proceeding other than in such courts, and (v) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this Agreement.

19.         Notices. Any notice required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. If directed to the Grantee, any such notice shall be sent to the address on file with the Company, or to such other address as the Grantee may hereafter specify in writing. If directed to the Company, any such notice shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

20.         Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in Exhibit A.

ACETO CORPORATION

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

(a)          Grantee’s Name:

(b)          Date of Grant:

(c)          Number of RSUs Granted:

(d)          Vesting Schedule:

_______ (Initials)

Grantee

_______ (Initials)

Company Signatory